Exhibit 10.59

UNCONDITIONAL GUARANTY

This GUARANTY (this “Guaranty”) dated as of May [__], 2023 (the “Effective Date”), is made by those entities set forth on Exhibit A attached to this Guaranty (each a “Guarantor” and, collectively, the “Guarantors”), in favor and for the benefit of KGPLA Holdings LLC, a Delaware limited liability company (the “Lender”), pursuant to and as required under that certain Senior Secured Loan Agreement of even date herewith (the “Loan Agreement”) by and among the Lender, Athena Bitcoin Global, a Nevada corporation, as the borrower and the parent corporation of the Guarantors (the “Borrower”, and together with the Guarantors, the “Borrower Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

R E C I T A L S

WHEREAS, the Borrower Parties have entered into the Loan Agreement with the Lender;

WHEREAS, each Guarantor is a wholly owned Subsidiary of the Borrower and will derive substantial direct and indirect benefits from the transactions contemplated by the Loan Agreement, and under the Loan Agreement the Guarantors are obligated to provide this Guaranty, jointly and severally, in favor of the Lender, pursuant to the Loan Agreement; and

WHEREAS, specifically, it is a condition precedent to the making of any advances of the Loan proceeds by the Lender from time to time under the Loan Agreement that each Guarantor shall have executed and delivered this Guaranty and, in connection herewith, that certain Security Agreement of even date herewith (the “Security Agreement”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, and in order to induce the Lender to make advances to the Borrower under the Loan Agreement from time to time, each Guarantor, jointly and severally with each other Guarantor, intending to be legally bound, hereby agrees as follows:

1. Guaranty. The Guarantors absolutely, unconditionally and irrevocably guaranty, on a joint and several basis, as primary obligor and not merely as surety, the full and punctual payment and performance of all present and future obligations, liabilities, covenants and agreements required to be observed and performed or paid or reimbursed by Borrower under or relating to the Loan Agreement, plus all reasonable costs, expenses and fees relating to the enforcement or protection of Lender’s rights hereunder (collectively, the “Obligations”).

2. Guaranty Absolute and Unconditional. Each Guarantor agrees that its Obligations under this Guaranty are irrevocable, continuing, absolute and unconditional, are joint and several among all Guarantors, and shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a) Any illegality, invalidity or unenforceability of any Obligation or the Loan Agreement or any related agreement or instrument, or any law, regulation, decree or order of any jurisdiction or any other event affecting any term of the Obligations;

(b) Any change in the time, place or manner of payment or performance of, or in any other term of the Obligations, or any rescission, waiver, release, assignment, amendment or other modification of the Loan Agreement;

(c) Any taking, exchange, substitution, release, impairment, amendment, waiver, modification or non-perfection of any collateral or any other guaranty for the Obligations, or any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Obligations;

(d) Any default, failure or delay, willful or otherwise, in the performance of the Obligations.

(e) Any change, restructuring or termination of the corporate structure, ownership or existence of such Guarantor or Borrower;

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(f) Any failure of Lender to disclose to such Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower now or hereafter known to Lender, such Guarantor waiving any duty of Lender to disclose such information;

(g) The failure of any other Guarantor or third party to execute or deliver this Guaranty or any other guaranty or agreement, or the release or reduction of liability of such Guarantor or any other Guarantor or surety with respect to the Obligations;

(h) The failure of Lender to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Agreement or otherwise;

(i) The existence of any claim, set-off, counterclaim, recoupment or other rights that such Guarantor or Borrower may have against Lender (other than a defense of payment or performance); or

(j) Any other circumstance (including, without limitation, any statute of limitations), act, omission or manner of administering the Loan Agreement or any existence of or reliance on any representation by Lender that might vary the risk of Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, Guarantor.

3. Certain Waivers; Acknowledgments. Each Guarantor further acknowledges and agrees as follows:

(a) Such Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Obligations, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Obligations.

(b) This Guaranty is a guaranty of payment and performance and not of collection. Lender shall not be obligated to enforce or exhaust its remedies against Borrower or under the Loan Agreement before proceeding to enforce this Guaranty.

(c) This Guaranty is a direct guaranty and independent of the obligations of Borrower under the Loan Agreement. Lender may resort to such Guarantor for payment and performance of the Obligations whether or not Lender shall have resorted to any collateral therefor or shall have proceeded against Borrower or any other Guarantors with respect to the Obligations. Lender may, at Lender’s option, proceed against all Guarantors and Borrower, jointly and severally, or against such Guarantor only without having obtained a judgment against Borrower.

(d) Such Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Guaranty and any requirement that Lender protect, secure, perfect or insure any lien or any property subject thereto.

(e) Such Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is voided, rescinded or recovered or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower.

4. Subrogation. Each Guarantor waives and shall not exercise any rights that it may acquire by way of subrogation, contribution, reimbursement or indemnification for payments made under this Guaranty until all Obligations shall have been indefeasibly paid and discharged in full.

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5. Representations and Warranties. To induce Lender to enter into the Loan Agreement, Guarantors jointly and severally represent and warrant that: (a) Each Guarantor is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization; (b) this Guaranty constitutes Guarantors’ valid and legally binding agreements in accordance with its terms; and (c) the execution, delivery and performance of this Guaranty have been duly authorized by all necessary action on the part of the Guarantors and will not violate any order, judgment or decree to which any Guarantor or any of assets of the Guarantors may be subject.

6. Notices. All notices, requests, consents, demands and other communications hereunder (each, a “Notice”) shall be in writing and delivered to the parties at the addresses set forth herein or to such other address as may be designated by the receiving party in a Notice given in accordance with this section. All Notices shall be delivered by personal delivery, nationally recognized overnight courier, facsimile or email or certified or registered mail (return receipt requested, postage prepaid). Except as otherwise provided in this Guaranty, a Notice is effective only: (a) upon written confirmation of delivery or transmission; (b) upon receipt of the receiving party; and (c) if the party giving the Notice has complied with the requirements of this Section 6.

7. Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no Guarantor may, without the prior written consent of Lender, assign any of its rights, powers or obligations hereunder. Lender may assign this Guaranty and its rights hereunder without the consent of any Guarantor. Any attempted assignment in violation of this section shall be null and void.

8. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement (except, as to the Loan Agreement, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Florida. The other provisions of Section 8.09 and Section 8.10 of the Loan Agreement are incorporated herein, mutatis mutandis, as if set forth herein.

9. Cumulative Rights. Each right, remedy and power hereby granted to Lender or allowed it by applicable law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Lender at any time or from time to time.

10. Severability. If any provision of this Guaranty is to any extent determined by final decision of a court of competent jurisdiction to be unenforceable, the remainder of this Guaranty shall not be affected thereby, and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

11. Entire Agreement; Amendments; Headings; Effectiveness. This Guaranty, including its preamble, recitals and exhibits which are fully incorporated herein, the Loan Agreement and the Security Agreement, constitutes the sole and entire agreement of Guarantors and Lender with respect to the subject matter hereof and supersedes all previous agreements or understandings, oral or written, with respect to such subject matter. No amendment or waiver of any provision of this Guaranty shall be valid and binding unless it is in writing and signed, in the case of an amendment, by all parties, or in the case of a waiver, by the party against which the waiver is to be effective. Section headings are for convenience of reference only and shall not define, modify, expand or limit any of the terms of this Guaranty.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail or other transmission method, and may bear signatures affixed through .pdf or other software including without limitation any electronic signature platform complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com); any counterpart so delivered shall be deemed to have been duly and validly executed and delivered and shall be valid and effective for all purposes.

[Signature Pages Follows]

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[Signature Page to Unconditional Guaranty]

IN WITNESS WHEREOF, each of the Guarantors have duly executed and delivered this Agreement in the State of Florida as of the Effective Date.

GUARANTORS Athena Bitcoin , Inc.

By: ___________________________

Name: Matias Goldenhorn

Title: President

Athena Holdings El Salvador SA de CV

By: ___________________________

Name: Carlos Miguel Rivas Carrillo

Title: Legal Representative

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EXHIBIT A TO GUARANTY

GUARANTORS

1. Athena Bitcoin , Inc.

2. Athena Holdings El Salvador SA de CV

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